UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 22, 2017

LendingClub Corporation (Exact name of registrant as specified in its charter)

Commission File Number: 001-36771

Delaware	51-0605731
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

71 Stevenson St., Suite 300, San Francisco, CA 94105
(Address of principal executive offices and zip code)
(415) 632-5600 (Registrant's telephone number, including area code)
N/A (Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

LendingClub Corporation (the “Company”) announced today that Brad Coleman, Principal Accounting Officer and Corporate Controller, will be resigning from his position as Principal Accounting Officer to pursue other opportunities, effective on or about August 10, following the Company’s filing of its quarterly report on Form 10-Q. Mr. Coleman will then continue as an employee, further assisting with the transition of his duties as he considers other opportunities.

Scott Sanborn, LendingClub CEO remarked, “On behalf of the Board and the Company, we want to thank Brad for his leadership, including his work as the interim CFO in 2016 and his instrumental efforts in building a strong foundation for our accounting, financial reporting, and operational processes. We’re deeply appreciative of Brad’s efforts and his strong adherence to our values.”

The Company further announced that Fergal Stack will take the position of Principal Accounting Officer and Corporate Controller immediately following Mr. Coleman’s resignation from the role. Mr. Stack has 23 years of experience in accounting and controllership positions, most recently as a consultant that provides advisory services, including Controller functions for loan accounting, securitizations, valuation of assets, and allowance for loan losses, financial reporting and accounting policy and regulatory compliance reviews, to large financial institutions. Previously, Mr. Stack performed controllership functions for Washington Mutual and Fannie Mae.

Upon commencement of employment, Mr. Stack will receive a customary compensation package consisting of an annual salary commensurate with his duties, an opportunity to earn an annual bonus pursuant to the Company’s annual bonus plan, and an opportunity to participate in the Company’s annual equity award. Mr. Stack will also receive an initial grant of restricted stock units. Subject to board approval, the RSUs will vest over 4 years, 25% of the total grant on the first anniversary of the vesting commencement date, and the remainder, ratably, quarterly for the subsequent 3 years provided Mr. Stack remains employed by the Company. Mr. Stack will also receive a one-time sign-on cash bonus, payable in two installments over a one year period, and a one-time relocation bonus.

There are no arrangements or understandings between Mr. Stack and any other persons pursuant to which he was appointed as the Principal Accounting Officer and Corporate Controller. There are also no family relationships between Mr. Stack and any director or executive officer of the Company and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURE(S)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LendingClub Corporation
Date:	June 22, 2017	By:	/s/ Russell S. Elmer
Russell S. Elmer
General Counsel and Secretary
(duly authorized officer)